Exhibit 99.2

Summary of Mortgage Contract of Maximum Amount ( the “Contract”) Entered into by and between Shenzhen BAK Battery, Co., Ltd (the “Mortgager”) and Shenzhen Longgang Branch, Bank of China (the “Creditor”) on July 24, 2013

Main contents:

  Contract number: 2012 Zhenzhongyin Gang Edizi 000527-2;
  In order to guarantee the indebtedness of RMB 400 million for Shenzhen BAK Battery Co., Ltd. (the “Obligor”) towards the Creditor under the Comprehensive Credit Facility Agreement of Maximum Amount (reference no.: 2012 Zhenzhongyin Gang Exiezi 000527) and the loans agreement and supplemental agreement to be signed, the Mortgager agrees to pledge its properties as follows to the Creditor.
Mortgage	Area (Square Meter)	Land use right No.	Location
Industrial land	38847.35	Shen Property No. 6000310696	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 1# Office Building	17077.39	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 3# Factory	15998.93	Shen Property No. 6000310696	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 4# Factory	29424.99	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 5# Factory	16420.99	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 6# Factory	41518.34	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 7# Factory	15268.14	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 8# Factory	19018.42	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 9a# Dormitory and Dinning Hall	7675.25	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 10a# Dormitory and Dinning Hall	2400.52	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 11# Dormitory	9694.91	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 12# Dormitory	9672.54	Shen Property No. 6000483472	Kuichong Town, Longgang District
BAK Industrial Park (First Phase) 23# Sports Club	2869.31	Shen Property No. 6000483472	Kuichong Town, Longgang District

  Scope of Guaranty: The guaranty shall cover all of the loan principal, interest, penalty interest, breach of contract compensation, damages, undertaking fee and all the expenses such as litigation fee, lawyer’s fee, etc., which is incurred to the Creditor in realizing its creditor’s right.

• Headlines of the articles omitted:

  Payment on demand
  Undertakings of the Mortgager
  Validity of the Creditor’s Right
  Occupancy of Collaterals
  Insurance of Collaterals
  Mortgage Registration
  Instances of Breach of Contract and its Liabilities
  Declaration and guaranty of the Mortgager
  Amendment of the Contract
  Effectiveness and Disputation settlement